Exhibit 99.1

Vicor Corporation Changes 2020 Annual Meeting of Stockholders to Virtual Format

ANDOVER, MA, June 4, 2020 (GLOBE NEWSWIRE) — Vicor Corporation (NASDAQ: VICR) today announced its 2020 Annual Meeting of Stockholders (“Annual Meeting”) will be conducted via audio webcast. In response to continued public health precautions associated with the COVID-19 pandemic, the Annual Meeting will take place as a virtual meeting only, and neither stockholders nor guests will be able to attend the Annual Meeting in person. Vicor expects to hold future stockholder meetings in-person, absent extenuating circumstances (including the ongoing impact of COVID-19).

The previously announced date and time of the Annual Meeting, Friday, June 26, 2020 at 9:00 a.m. Eastern Time, has not changed, nor has the Annual Meeting’s business agenda, which is described in the Notice of Annual Meeting and Proxy Statement, which was mailed to “Stockholders of Record,” whose shares were registered under the names of such stockholders with Computershare, Vicor’s transfer agent, as of April 30, 2020 (the “Record Date”).

Whether or not stockholders plan to attend the Annual Meeting, Vicor encourages all stockholders to vote and submit their proxies in advance of the Annual Meeting by one of the methods described in the previously filed and distributed Notice of Annual Meeting and Proxy Statement, which is available at https://vicorcorporation.gcs-web.com/sec-filings/sec-filing/def-14a/0001193125-20-126271. Please note the proxy card included with the previously distributed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may continue to be used to vote shares in connection with the Annual Meeting. Stockholders who have previously voted do not need to take any further action to record their votes.

Accessing the Annual Meeting

Computershare will host the virtual Annual Meeting. To access the virtual Annual Meeting, parties should go to http://www.meetingcenter.io/247759552 no later than 8:45 am on June 26, 2020. A stockholder or guest will be admitted upon entering his or her name and email address, as well as the password VICR2020, on the launch page of this website. Stockholders who do not intend to vote, change a previously submitted vote, review the stockholder list, or ask questions need not register with Computershare. Similarly, guests may attend the Annual Meeting without registering with Computershare, but will not be able to ask questions. However, a stockholder who intends to vote, change a previously submitted vote, review the stockholder list, and/or ask questions at the Annual Meeting is required to register with Computershare and obtain a stockholder-specific control number from Computershare no later than Friday, June 19, 2020, following the procedures below.

Stockholders of Record

A Stockholder of Record may or may not hold physical share certificates, but the shares owned by such a stockholder as of the Record Date were registered with Computershare under the stockholder’s name.

If a Stockholder of Record intends to vote his or her shares, change a previously submitted vote, and/or ask questions at the Annual Meeting, he or she must register with Computershare and obtain a stockholder-specific control number from Computershare, by calling 877-282-1169 between 9:00 am and 5:00 pm (Eastern), Monday through Friday, before Friday, June 19, 2020.

Beneficial Owners

A “Nominee” is a brokerage firm, bank, or other form of intermediary that holds shares, on behalf of a “Beneficial Owner”, that are registered with Computershare in the name of that Nominee. If shares are held by a Nominee, the Beneficial Owner must route all requests for stockholder information through the Nominee.

If the Beneficial Owner intends to vote, change a previously submitted vote, and/or ask questions at the Annual Meeting, he or she must register with Computershare in order to obtain a stockholder-specific control number.

Please note that a Beneficial Owner who obtains a legally valid proxy from his or her Nominee will revoke any prior instructions provided as to how to vote the shares held on his or her behalf by the Nominee at the Annual Meeting. Accordingly, if a legally valid proxy is obtained from a Nominee, the Beneficial Owner must vote at the Annual Meeting in order for his or her vote to be recorded.

To register for the Annual Meeting and obtain a stockholder-specific control number, a Beneficial Owner must obtain a legally valid proxy from his or her Nominee and present it to Computershare by emailing legalproxy@computershare.com, entering “Legal Proxy – Vicor Corporation” in the subject line, and attaching to the email the legally valid proxy provided by the Nominee. Such legally valid proxy may be in the form of a forwarded email from the Nominee (with the legally valid proxy attached thereto) or the attachment to the Beneficial Owner’s email to Computershare of a scanned image of the legally valid proxy provided by the Nominee. Alternatively, a Beneficial Owner who has obtained a legally valid proxy in physical form may send a letter addressed to Computershare, Vicor Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001, enclosing a request for registration and the proof of legally valid proxy. All registration requests from Beneficial Owners must be received by Computershare no later than 5:00 p.m. (Eastern), on Friday, June 19, 2020. Upon receipt, Computershare will reply with confirmation of the registration and a stockholder-specific control number to be used to access the Annual Meeting.

Questions

Questions from stockholders who have registered with Computershare and obtained a stockholder- specific control number may be submitted on-line using the Computershare-hosted website referenced above. During the Annual Meeting, such stockholders may also access and review Vicor’s list of stockholders entitled to vote at the Annual Meeting by following the directions on the Computershare-hosted website. Such a stockholder also may submit questions for the Annual Meeting by emailing them to invrel@vicr.com no later than 5:00 p.m. (Eastern), on Friday, June 19, 2020. Please enter “Annual Meeting Question” in the subject line of the email and provide the stockholder-specific control number obtained from Computershare. Questions unrelated to the purposes of the Annual Meeting or otherwise considered by Vicor to be inappropriate for the Annual Meeting will not be addressed.

Following completion of the Annual Meeting, an audio replay and the presentation materials will be made available on Vicor’s Investor Relations website.

About Vicor Corporation

Vicor Corporation designs, develops, manufactures and markets modular power components and complete power systems based upon a portfolio of patented technologies. Headquartered in Andover, Massachusetts, Vicor sells its products primarily to customers in the higher-performance, higher-power segments of the power systems market, including aerospace and defense electronics, enterprise and high performance computing, industrial equipment and automation, telecommunications and network infrastructure, and vehicles and transportation markets.

For further information contact:

James A. Simms, Chief Financial Officer

Voice: 978-470-2900

Facsimile: 978-749-3439

invrel@vicorpower.com